U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  August 5, 2004

                             ISA INTERNATIONALE, INC.
              (Exact name of registrant as specified in its charter)
                       Commission File Number:  001-16423

       Delaware                              41-1925647
(State of Incorporation)               (IRS Employer ID. No.)

2560 Rice Street                          (651) 489-6941
St. Paul, MN 55113                (Registrant's telephone number)
(Mailing address of registrant)


Item 4. Change in Registrant's Certifying Accountants
The company is pleased to announce the engagement of

Stonefield Josephson, Inc. Certified Public Accountant, as their principal certifying accountants. Stonefield Josephson, Inc was founded in 1975 and is one of the largest regional CPA firms based in California. Their headquarters are in Santa Monica, CA. The decision to accept the engagement of Stonefield Josephson, Inc C.P.A. was approved by the Board of Directors on August 3, 2004. Stonefield Josephson will be performing the third quarter review and annual audit of ISA Internationale, Inc. financial statements for the nine-month period ending September 30, 2004 and year ending December 31, 2004.

George Brenner, CPA, A Professional Corporation, the Company's prior principal accounting firm for ISA Internationale, Inc., resigned, effective August 3, 2004. The Company has filed this report on Form 8-K to confirm the changes in the Company's independent registered public accountant.

The registrant believes that due to the facts stated above they are in compliance with reporting requirements. In connection with the audit of the fiscal year ended December 31, 2003, and the subsequent interim periods through June 30, 2004 there were no disagreements with the Company's principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company believes that during the most recent calendar year and through August 5, 2004, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(V)) except for the companies 8K submission dated July 29, 2004.


Item 7. Exhibits
EXHIBIT 1.

(a) Name and address of new certifying public accountant:
Stonefield Josephson, Inc
1620 26th Street Suite 400 South
Santa Monica, CA 90404
Phone: (310) 453-9400   Fax: (310) 453-1187

(b) Name and address of former certifying public accountant:
George Brenner, C.P.A., A Professional Corporation
10680 W. Pico Blvd, Suite 260
Los Angeles, CA 90064
Phone: (310) 202-6445   Fax: (310) 202-6494


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004

ISA INTERNATIONALE, INC.

/s/ Bernard L. Brodkorb, Jr.
President and CEO